Fox Factory Holding Corp. Announces Appointment of Elizabeth A. Fetter to Board of Directors
SCOTTS VALLEY, California, June 13, 2017 - Fox Factory Holding Corp. (NASDAQ:FOXF) ("FOX" or the “Company”) today announced the appointment of Elizabeth A. Fetter as a director on its Board of Directors, effective immediately, filling the director vacancy previously announced on January 10, 2017. Ms. Fetter will also sit on the Board’s audit and compensation committees.

“Liz is a valuable addition to our Board and brings over 20 years of both public and private company Board experience to FOX including a background in governance, executive compensation and audit,” commented Larry L. Enterline, the Company’s Chief Executive Officer. “On behalf of senior management and our Board of Directors we are pleased to welcome Liz to the team and we look forward to her future contributions.”

Since 2014 Ms. Fetter has served on the Board of Directors of McGrath Rentcorp, a leading manager of diversified portfolio of business-to-business equipment rental providers worldwide. She also serves on the Board of Directors of Alliant International University, Inc., a private equity funded university since 2015 and Connexed Technologies, Inc., a provider of web-based camera management and video storage solutions since 2004. Ms. Fetter served as a member of the Board of Directors of Symmetricom, Inc., a provider of timekeeping technologies, instruments and solutions from 2000 to 2013 and was appointed as President and Chief Executive Officer of Symmetricom in April 2013. She served in these capacities until Symmetricom's acquisition by Microsemi Corporation in November 2013. Ms. Fetter previously served as President and Chief Executive Officer of NxGen Modular LLC, a provider of modular buildings and assemblies from 2011 to 2012. In 2007, Ms. Fetter was President, Chief Executive Officer and a director of Jacent Technologies, a privately held supplier of on-demand ordering solutions for the restaurant industry. Ms. Fetter also served on the boards of Quantum Corporation, a data storage company, from 2005 to 2013 and Ikanos Corporation, a provider of broadband solutions from 2008 to 2009. She previously held the position of Chair of the Board of Trustees of Alliant International University, Inc. where she served as a trustee from 2004 to 2013.

Ms. Fetter holds a B.A., Communications from Penn State University, an M.S., Industrial Administration from Carnegie Mellon University (Tepper & Heinz Schools) and an Advanced Professional Director Certification from the American College of Corporate Directors, a public company director education and credentialing organization.

About Fox Factory Holding Corp. (NASDAQ: FOXF)
Headquartered in Scotts Valley, CA, Fox Factory Holding Corp. (the "Company") designs and manufactures performance-defining ride dynamics products primarily for bicycles, on-road and off-road vehicles and trucks, side-by-side vehicles, all-terrain vehicles, snowmobiles, specialty vehicles and applications, and motorcycles. The Company is a direct supplier to leading power vehicle original equipment manufacturers ("OEMs"). Additionally, the Company supplies top bicycle OEMs and their contract manufacturers, and provides aftermarket products to retailers and distributors.
FOX is a registered trademark of Fox Factory, Inc. NASDAQ Global Select Market is a registered trademark of The NASDAQ OMX Group, Inc. All rights reserved.

Forward-Looking Statements

Certain statements in this press release may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends that all such statements be subject to the "safe-harbor" provisions contained in those sections. Forward-looking statements generally relate to future events or the Company's future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as "may," "might," "will," "would," "should," "expect," "plan," "anticipate," "could," "intend," "target," "project," "contemplate," "believe," "estimate," "predict," "likely," "potential" or "continue" or other similar terms or expressions and  the other risks and uncertainties described in "Risk Factors" contained in the Company’s Annual Report on Form 10-K or Quarterly Reports on Form 10-Q or otherwise described in the Company's other filings with the Securities and Exchange Commission. New risks and uncertainties emerge from time to time and it is not possible for the Company to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company's expectations, objectives or plans will be achieved in the timeframe anticipated or at all. Investors are cautioned not to place undue reliance on the Company's forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact
ICR
Katie Turner
646-277-1228
Katie.turner@icrinc.com